Exhibit 99.2 A P O L L O G L O B A L M A N A G E M E N T Apollo Global Management, Inc. Fourth Quarter and Full Year 2019 Earnings January 30, 2020

Apollo 4Q'19 Financial Results Highlights ($ in millions, except per share data) 4Q'19 Per Share FY'19 Per Share • Net Income of $358.0 million GAAP • Net Income $358.0 N/A $1,536.8 N/A Results • Net Income Attributable to Apollo Global • Net Income Attributable to Apollo Global Management, Inc. $156.9 $0.68 $806.5 $3.72 Class A Common Stockholders Management, LLC Class A Shareholders of $156.9 million ($0.68/share) ($ in millions, except per share data) 4Q'19 Per Share FY'19 Per Share • Distributable Earnings (“DE”) $454.9 $1.10 $1,115.5 $2.71 Financial • Fee Related Earnings (“FRE”) $241.1 $0.59 $902.2 $2.19 Measures & Dividend • Net Performance Fee Receivable of $762 million ($1.85 per share) as of 4Q'19 • Declared 4Q'19 dividend of $0.89 per share of Class A Common Stock and equivalent (payout ratio of 81%), bringing FY'19 dividends to $2.35 per share of Class A Common Stock (payout ratio of 87%) • Total Assets Under Management (“AUM”) of $331.1 billion Assets Under • Fee-Generating AUM (“FGAUM”) of $246.4 billion Management • Performance Fee-Eligible AUM (“PFEAUM”) of $132.5 billion • Dry Powder of $46.4 billion available for investment • Inflows: $10.5 billion of capital inflows ($63.6 billion FY'19) Business • Deployment: $3.1 billion invested ($15.5 billion FY'19) Drivers • Realizations: $5.5 billion of capital returned to investors ($11.4 billion FY'19) Note: This presentation contains non-GAAP financial information and defined terms which are described on pages 30 to 33. The non-GAAP financial information contained herein is reconciled to GAAP financial information on pages 26 to 29. Effective September 5, 2019, Apollo Global Management, Inc. converted from a Delaware limited liability company named Apollo Global Management, LLC to a Delaware corporation named Apollo Global Management, Inc. (the “Conversion”). 1

GAAP Consolidated Statements of Operations (Unaudited)

Net Income was $358.0 million for the quarter ended December 31, 2019; Net Income Attributable to Apollo Global Management, Inc. Class A Common Stockholders was $156.9 million for the quarter ended December 31, 2019

($ in thousands, except share data)	4Q'18	3Q'19	4Q'19	FY'18	FY'19
Revenues:					
Management fees	$358,150	$394,547	$413,026	$1,345,252	$1,575,814
Advisory and transaction fees, net	70,133	16,440	56,511	112,278	123,644
Investment income (loss):					
Performance allocations	(530,081)	254,103	374,677	(400,305)	1,057,139
Principal investment income	(20,212)	33,393	67,507	5,122	166,527
Total investment income (loss)	(550,293)	287,496	442,184	(395,183)	1,223,666
Incentive fees	7,125	4,238	3,051	30,718	8,725
Total Revenues	**(114,885)**	**702,721**	**914,772**	**1,093,065**	**2,931,849**
Expenses:					
Compensation and benefits:					
Salary, bonus and benefits	115,981	126,695	144,986	459,604	514,513
Equity-based compensation	49,585	42,665	57,244	173,228	189,648
Profit sharing expense	(179,160)	88,610	276,591	(57,833)	556,926
Total compensation and benefits	(13,594)	257,970	478,821	574,999	1,261,087
Interest expense	15,206	27,833	28,126	59,374	98,369
General, administrative and other	71,593	85,313	91,528	266,444	330,342
Placement fees	738	256	891	2,122	1,482
Total Expenses	**73,943**	**371,372**	**599,366**	**902,939**	**1,691,280**
Other Income (Loss):					
Net gains (losses) from investment activities	(207,094)	(19,790)	94,055	(186,449)	138,154
Net gains from investment activities of consolidated variable interest entities	16,366	10,631	15,183	45,112	39,911
Interest income	7,137	10,152	9,584	20,654	35,522
Other income (loss), net	33,941	(43,144)	(9,856)	35,829	(46,307)
Total Other Income (Loss)	**(149,650)**	**(42,151)**	**108,966**	**(84,854)**	**167,280**
Income before income tax (provision) benefit	(338,478)	289,198	424,372	105,272	1,407,849
Income tax (provision) benefit	(39,425)	231,896	(66,351)	(86,021)	128,994
Net Income (Loss)	**(377,903)**	**521,094**	**358,021**	**19,251**	**1,536,843**
Net income attributable to Non-Controlling Interests	190,658	(157,824)	(191,978)	(29,627)	(693,650)
Net Income (Loss) Attributable to Apollo Global Management, Inc.	**(187,245)**	**363,270**	**166,043**	**(10,376)**	**843,193**
Series A Preferred Stock Dividends	(4,382)	(4,382)	(4,383)	(17,531)	(17,531)
Series B Preferred Stock Dividends	(4,781)	(4,782)	(4,781)	(14,131)	(19,125)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**($196,408)**	**$354,106**	**$156,879**	**($42,038)**	**$806,537**
Net Income (Loss) Per Share of Class A Common Stock:					
Net Income (Loss) Available to Class A Common Stock – Basic	($1.00)	$1.64	$0.68	($0.30)	$3.72
Net Income (Loss) Available to Class A Common Stock – Diluted	($1.00)	$1.63	$0.68	($0.30)	$3.71
Weighted Average Number of Class A Common Stock Outstanding – Basic	200,269,856	205,797,643	221,863,632	199,946,632	207,072,413
Weighted Average Number of Class A Common Stock Outstanding – Diluted	200,269,856	207,641,323	221,863,632	199,946,632	208,748,524

APOLLO

2

Total Segments

($ in thousands, except per share data)	4Q'18	3Q'19	4Q'19	FY'18	FY'19
Management fees	$344,716	$378,372	$387,764	$1,282,688	$1,491,070
Advisory and transaction fees, net	70,021	16,562	56,206	111,567	122,890
Performance fees[1]	10,285	6,449	4,739	28,390	21,110
Total Fee Related Revenues	**425,022**	**401,383**	**448,709**	**1,422,645**	**1,635,070**
Salary, bonus and benefits	(102,397)	(116,859)	(130,463)	(414,962)	(463,316)
General, administrative and other	(65,243)	(70,740)	(76,075)	(239,291)	(273,004)
Placement fees	(738)	(256)	(494)	(2,122)	(1,085)
Total Fee Related Expenses	**(168,378)**	**(187,855)**	**(207,032)**	**(656,375)**	**(737,405)**
Other income (loss), net of Non-Controlling Interest	(1,033)	(738)	(542)	4,969	4,537
Fee Related Earnings	**$255,611**	**$212,790**	**$241,135**	**$771,239**	**$902,202**
Per share[2]	$0.62	$0.52	$0.59	$1.87	$2.19
Realized performance fees[3]	50,381	67,434	437,548	380,188	602,106
Realized profit sharing expense[3]	(37,992)	(23,823)	(211,984)	(225,629)	(290,252)
Net Realized Performance Fees	**12,389**	**43,611**	**225,564**	**154,559**	**311,854**
Realized principal investment income, net[4]	9,158	14,374	28,606	69,711	65,697
Net interest loss and other	(8,617)	(18,251)	(19,369)	(42,030)	(65,326)
Segment Distributable Earnings	**$268,541**	**$252,524**	**$475,936**	**$953,479**	**$1,214,427**
Taxes and related payables	(9,445)	(20,895)	(11,891)	(44,215)	(62,300)
Preferred dividends	(9,163)	(9,164)	(9,164)	(31,662)	(36,656)
Distributable Earnings	**$249,933**	**$222,465**	**$454,881**	**$877,602**	**$1,115,471**
Per share[2]	$0.60	$0.54	$1.10	$2.12	$2.71
Net dividend per share[2]	$0.56	$0.50	$0.89	$1.83	$2.35
Payout ratio	93%	93%	81%	86%	87%

1. Represents certain performance fees from business development companies and Redding Ridge Holdings LP ("Redding Ridge Holdings"), an affiliate of Redding Ridge.
2. Per share calculations are based on end of period Distributable Earnings Shares Outstanding, which consist of total shares of Class A Common Stock outstanding, Apollo Operating Group Units and RSUs that participate in dividends. See page 22 for details regarding the stockholder dividend and page 27 for the share reconciliation.
3. FY'18 excludes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.
4. Realized principal investment income, net includes dividends from our permanent capital vehicles, net of amounts to be distributed to certain employees as part of a dividend compensation program.

APOLLO

3

Fee Related Earnings Rollforward 2019 full year FRE of $2.19, up 17% year-over-year and 4Q’19 FRE of $0.59, up 13% quarter-over-quarter 2019 full year FRE margin increased to 55%, compared to 54% during full year 2018 Quarterly Trailing FRE FRE Bridge ($ in millions) Advisory & Mgmt 1 Transaction FRE Margin Fees Fees $9 Other $255.6 $40 $238.5 $241.1 ($14) ($5) $212.8 ($2) $209.8 Comp Non-Comp Performance Fees 60% 58% 54% 55% • 53% 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 Per Share2 $0.62 $0.51 $0.58 $0.52 $0.10 $0.02 $(0.03) $(0.01) $— $0.59 “NM” as used throughout this presentation indicates data has not been presented as it was deemed not meaningful, unless the context otherwise provides. 1. FRE Margin is calculated as Fee Related Earnings divided by fee-related revenues (which includes management fees, transaction and advisory fees and certain performance fees), as well as other income attributable to FRE. 2. Per share components may not sum due to rounding. 4

Distributable Earnings and Dividend

DE per share more than doubled quarter-over-quarter, primarily due to growth in FRE and net realized performance fees. Supplemented existing dividend policy by announcing intent to distribute a minimum quarterly dividend of $0.40 per share of Class A Common Stock.

Distributable Earnings per Share[1]



$0.60
$0.50
$0.56
$0.54
$1.10
4Q'18
1Q'19
2Q'19
3Q'19
4Q'19

Dividend per Share[1]



$0.56
$0.46
$0.50
$0.50
$0.89
$0.40 Minimum Quarterly Dividend
4Q'18
1Q'19
2Q'19
3Q'19
4Q'19

1. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. The declaration and payment of any dividends are at the sole discretion of the executive committee of AGM Inc.'s board of directors, which may change the policy at any time, including, without limitation, to eliminate the dividend entirely.

APOLLO

5

Assets Under Management Total AUM increased 3% quarter-over- Total AUM increased to $331.1 billion, driven by $10.5 billion of inflows during the quarter, primarily from growth quarter and 18% year-over-year to $331.1 of Athene and across the credit platform; inflows over the twelve months ended December 31, 2019 totaled billion driven by $10.5 billion of inflows, $63.6 billion offset by $2.0 billion of outflows As of the end of the quarter, $22.5 billion of AUM is Dry Powder with future management fee potential Fee-Generating AUM increased 1% quarter-over-quarter to $246.4 billion, Total AUM Fee-Generating AUM driven by $8.7 billion of inflows, offset by ($ in billions) ($ in billions) $5.4 billion of outflows $331.1 $331.1 $322.7 $246.4 $246.4 $38.8 $38.8 $243.0 $37.2 $280.3 $28.2 $29.7 $29.7 $214.4 $30.8 CAGR $76.8 16% $76.8 $23.7 CAGR $77.9 $46.7 $43.8 14% $43.8 $75.1 $46.6 $159.8 $128.7 $18.8 $14.3 $33.9 $48.7 $207.6 $215.5 $215.5 $168.1 $172.9 $172.9 $174.4 $144.1 $92.3 $80.5 4Q'18 3Q'19 4Q'19 4Q'14 4Q'19 4Q'18 3Q'19 4Q'19 4Q'14 4Q'19 Credit Private Equity Real Assets Credit Private Equity Real Assets 1. Total AUM includes $6.3 billion of AUM related to Redding Ridge which is excluded from fee-generating AUM as Apollo earns fees based on net equity. 6

Performance Fee Assets Under Management Total Performance Fee-Eligible AUM of $132.5 billion grew 9% year-over-year, driven by growth in permanent Total Performance Fee Eligible capital vehicles and fundraising throughout our corporate credit funds AUM increased to $132.5 billion, up 9% quarter-over-quarter after a broad recovery in credit markets Performance Fee-Eligible AUM Performance Fee-Generating AUM from the previous quarter, and strong performance in our Credit ($ in billions) ($ in billions) segment $131.2 $132.5 $132.5 $121.8 $10.0 $10.4 $10.4 $9.3 $66.6 $66.6 $65.0 $5.2 $5.2 $4.3 $62.6 $61.1 $61.1 $48.6 $62.6 $78.0 $24.3 $22.9 $22.9 $2.0 $7.0 $23.0 $31.5 $42.9 $3.7 $38.5 $15.3 $38.5 $58.6 $61.0 $61.0 $36.4 $49.9 $23.6 $28.1 $12.5 4Q'18 3Q'19 4Q'19 4Q'14 4Q'19 4Q'18 3Q'19 4Q'19 4Q'14 4Q'19 Credit Private Equity Real Assets Credit Private Equity Real Assets 7

Total AUM & Fee-Generating AUM

Total AUM Rollforward[1]

($ in millions)	Credit[3]	Private Equity	Real Assets	Total
3Q'19	**$207,658**	**$77,863**	**$37,153**	**$322,674**
Inflows	8,698	418	1,381	10,497
Outflows[2]	(2,016)	(15)	—	(2,031)
Net Flows	**6,682**	**403**	**1,381**	**8,466**
Realizations	(774)	(3,734)	(1,032)	(5,540)
Market Activity	1,964	2,256	1,285	5,505
4Q'19	**$215,530**	**$76,788**	**$38,787**	**$331,105**
QoQ Change	**4%**	**(1%)**	**4%**	**3%**

Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
3Q'19	**$168,096**	**$46,698**	**$28,235**	**$243,029**
Inflows	6,975	259	1,497	8,731
Outflows[2]	(3,068)	(2,256)	(36)	(5,360)
Net Flows	**3,907**	**(1,997)**	**1,461**	**3,371**
Realizations	(311)	(976)	(265)	(1,552)
Market Activity	1,201	101	296	1,598
4Q'19	**$172,893**	**$43,826**	**$29,727**	**$246,446**
QoQ Change	**3%**	**(6%)**	**5%**	**1%**

FY'19 Total AUM Rollforward[1]

($ in millions)	Credit[3]	Private Equity	Real Assets	Total
4Q'18	**$174,378**	**$75,086**	**$30,795**	**$280,259**
Inflows	51,104	3,779	8,682	63,565
Outflows[2]	(10,942)	(169)	(399)	(11,510)
Net Flows	**40,162**	**3,610**	**8,283**	**52,055**
Realizations	(2,111)	(7,275)	(2,056)	(11,442)
Market Activity	3,101	5,367	1,765	10,233
4Q'19	**$215,530**	**$76,788**	**$38,787**	**$331,105**
YoY Change	**24%**	**2%**	**26%**	**18%**

FY'19 Fee-Generating AUM Rollforward[1]

($ in millions)	Credit	Private Equity	Real Assets	Total
4Q'18	**$144,071**	**$46,633**	**$23,663**	**$214,367**
Inflows	39,968	1,677	7,098	48,743
Outflows[2]	(12,703)	(2,955)	(761)	(16,419)
Net Flows	**27,265**	**(1,278)**	**6,337**	**32,324**
Realizations	(854)	(1,739)	(628)	(3,221)
Market Activity	2,411	210	355	2,976
4Q'19	**$172,893**	**$43,826**	**$29,727**	**$246,446**
YoY Change	**20%**	**(6%)**	**26%**	**15%**

1. Inflows at the individual segment level represent subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers. Outflows represent redemptions and other decreases in available capital. Realizations represent fund distributions of realized proceeds. Market activity represents gains (losses), the impact of foreign exchange rate fluctuations and other income.
2. Included in the 4Q'19 outflows for both Total AUM and FGAUM are $0.6 billion of redemptions. Included in the FY'19 outflows for both Total AUM and FGAUM are $2.9 billion of redemptions.
3. As of 4Q'19, Credit AUM includes $15.8 billion of CLOs, $8.7 billion of which Apollo earns fees based on gross assets and $7.1 billion of which relates to Redding Ridge, from which Apollo earns fees based on net asset value.

APOLLO

8

Capital Deployment, Dry Powder & Performance Fee-Eligible AUM

Dry Powder Composition

($ in billions)


Credit
Real Assets
$4.8
$9.7
$46 billion
Other PE
$9.0
$2.7
$20.2
Fund IX
Fund VIII
Private Equity $31.9

Capital Deployment[1]

($ in billions)


4Q'19
Real Assets
$0.5
$1.2
Credit
$3 billion
$1.4
Private Equity
FY'19
Real Assets
$2.2
Credit
$5.2
$15 billion
$8.1
Private Equity

Performance Fee-Eligible AUM

($ in billions)


Uninvested Performance Fee-Eligible AUM
$44.7
$133 billion
$66.6
Currently Generating Performance Fees
Not Currently Generating Performance Fees
$21.2

Strategy / Fund	Invested AUM Not Currently Generating Performance Fees	Investment Period Active >24 Months[2]	Appreciation Required to Achieve Performance Fees[3,4]
Corporate Credit	$5.4	$5.4	3%
Structured Credit	0.6	0.6	18%
Direct Origination	0.3	—	N/A
Advisory and Other	6.2	—	N/A
Credit	**12.5**	**6.0**	**4%**
ANRP I	0.3	0.3	129%
Hybrid Capital	2.3	1.6	102%
Other PE	5.5	0.1	105%
Private Equity	**8.1**	**2.0**	**106%**
Real Assets	**0.6**	**0.4**	**> 250bps**
Total	**$21.2**	**$8.4**	

1. Reflects capital deployment activity from commitment based funds and accounts that have a defined maturity date. 2. Represents invested AUM not currently generating performance fees for funds that have been investing capital for more than 24 months as of December 31, 2019. 3. Represents the percentage of additional appreciation required to reach the preferred return or high watermark and generate performance fees for funds with an investment period greater than 24 months. Funds with an investment period less than 24 months are "N/A" 4. All investors in a given fund are considered in aggregate when calculating the appreciation required to achieve performance fees presented above. Appreciation required to achieve performance fees may vary by individual investor.

APOLLO

9

Permanent Capital Vehicles, Athene, and Athora Permanent Capital AUM Supplemental Information Supplemental Information ($ in billions) $166 ($ in billions) 3Q'19 4Q'19 ($ in billions) 4Q'19 3 $136 Athene $125.5 $130.3 Athene $130.3 Athora 14.0 13.9 Athora 13.9 $87 $72 MidCap 8.6 9.0 MidCap 9.0 50% 47% 49% 45% ARI1 6.7 6.7 ARI 6.7 $25 AINV/Other2 5.2 5.1 AINV/Other1 5.1 22% AFT/AIF 0.8 0.7 AFT/AIF 0.7 2012 2014 2016 2018 2019 Permanent CapitalPer iAUMod Ending % of Total AUM Total AUM in Permanent Capital Vehicles $160.8 $165.7 Total AUM in Permanent Capital Vehicles $165.7 Fee Related Revenue from Permanent Capital Athene and Athora AUM Athene and Athora AUM ($ in billions) 3Q'19 4Q'19 ($ in billions) 4Q'19 ($ in millions) $189 2 $184 Athene3 $125.5 $130.3 Athene $130.3 $175 Core Assets 33.5 32.3 Core Assets 32.3 $167 Core Plus Assets 30.1 $162 Core Plus Assets 31.8 30.1 Yield Assets 46.0 48.6 Yield Assets 48.6 High Alpha 4.3 5.1 High Alpha 5.1 Cash, Treasuries, Equities and Alternatives 9.9 14.2 Cash, Treasuries, Equities and Alternatives 14.2 Athora $14.0 $13.9 Athora $13.9 Non-Sub-Advised 10.4 10.0 Non-Sub-Advised 10.0 Sub-Advised 3.6 3.9 Sub-Advised 3.9 4Q’18 1Q’19 2Q’19 3Q’19 4Q’19 Total Athene and Athora AUM $139.5 $144.2 Total Athene and Athora AUM $144.2 1. Amounts are as of September 30, 2019. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI’s website is not part of this presentation. 2. Amounts are as of September 30, 2019. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV’s website is not part of this presentation. Includes $1.8 billion of AUM related to a non-traded business development company. 3. On June 10, 2019, Athene and Apollo agreed to revise the existing fee arrangements between Athene and Apollo and entered into the Seventh Amended and Restated Fee Agreement (the “fee agreement”). The fee agreement has retroactive effect to the month beginning January 1, 2019 and the Company began recording fees under the fee agreement on January 1, 2019. The fee agreement amends the pre-existing agreement and provides for sub-allocation fees which vary based on portfolio allocation differentiation. Includes $10.0 billion of gross assets related to ACRA Re Ltd. and $2.6 billion of unfunded commitments related to Apollo/Athene Dedicated Investment Program (“ADIP”). 10

Net Performance Fee Receivable Rollforward The net performance fee receivable balance increased quarter-over- quarter primarily driven by unrealized mark-to-market gains Net Performance Fee Receivable1 2 (Per Share ) Net Performance 3 Net Realized Fees/Other Performance Fees +$0.48 $1.93 $1.85 ($0.56) $1.55 $1.29 $1.15 4Q'18 1Q'19 2Q'19 3Q'19 4Q'19 ($ in millions) $475 $533 $637 $795 $197 ($230) $762 Note: All per share figures calculated using Distributable Earnings Shares Outstanding. 1. Net Performance Fee Receivable represents the sum of performance allocations and incentive fees receivable, less profit sharing payable as reported on the consolidated statements of financial condition, and includes certain eliminations related to investments in consolidated funds and VIEs and other adjustments. 2. Ending per share amounts in the rollforward may not sum as the starting and ending points are based on the applicable period’s share count. 3. Net Performance Fees/Other includes (i) unrealized performance fees, net of unrealized profit sharing expense and (ii) certain transaction-related charges, and excludes general partner obligations to return previously distributed performance fees. 11

Segment Highlights

Credit (2.0%) / 2.2% • AUM increased 4% quarter-over-quarter and 24% year-over-year to $216 billion and includes approximately Commentary Advisory and $140 billion from Permanent Capital Vehicles • Total AUM increased 4% quarter-over-quarter to $216 billion, primarily driven by the acquisition of PK AirFinance from GE Capital’s ($ in billions) 4Q'19 / FY'19 Other 1 Aviation Services unit, as well as other Athene growth and capital raises for ADIP and MidCap-related accounts. In connection with Credit Gross Return • Generated inflows of $9 billion during the quarter, driven by Athora’s acquisition of Generali Belgium, which the PK AirFinance transaction, Apollo has acquired the PK AirFinance aircraft lending platform and Athene and third parties have Direct $28.0 added approximately $6.5 billion of assets to Apollo’s Credit business AUM, organic growth from Athene acquired PK AirFinance’s existing portfolio of loans via a securitization5 Origination $24.2 and the addition of Aspen Insurance Holdings Limited to our European advisory platform • Fee-generating inflows of $40 billion during the twelve months ended December 31, 2019; excluding Generali Belgium, Lincoln $1.2bn / $5.2bn Financial and other acquisitions, organic inflows were $27 billion related to growth in Athene $216bn • Capital deployment2 of $1.2 billion for the quarter driven by fund investments in structured credit, longevity 4Q'19 / FY'19 AUM $110.7 2 assets, and opportunistic investments in the consumer discretionary, utilities, communication services, and • Full year FRE increased 36% year-over-year, driven by growth in management fees from permanent capital vehicles and fundraising, Deployment $52.7 industrials sectors as well as higher advisory and transaction fees driven by the New Media transaction Corporate Structured • Capital deployment2 from commitment-based funds of $1.2 billion for the quarter driven by structured credit, longevity assets, Credit • Credit 4Q'19 gross returns1 of 2.2% for Corporate Credit, 2.5% for Structured Credit and 2.6% for Direct Credit aviation lending and opportunistic investments in the utilities, communication services, real estate and consumer discretionary sectors Origination, respectively, resulting from positive returns across fund categories $180.2 billion $140bn from • Robust Distributable Earnings during the quarter, highlighted by realized performance fees of $145 million primarily driven by Total AUM up 24% YoY Midcap, corporate credit and structured credit funds Permanent Capital Vehicles Financial Results Summary % Change % Change Corporate Credit4 Corporate Credit4 $7.0bn ($ in thousands) 4Q'18 4Q'19 vs. 4Q'18 FY'18 FY'19 vs. FY’18 2.2% / 10.6% 2.2% / 10.6% 1Q'19 Fee-Generating inflows Management fees $172,261 $207,382 20% $642,331 $779,266 21% Advisory and transaction fees, net 2,388 30,228 NM 8,872 44,116 397% Structured Credit Structured Credit Performance fees3 10,285 4,739 (54%) 28,390 21,110 (26%) 2.5% / 13.0% 2.5% / 13.0% Total Fee Related Revenues 184,934 242,349 31% 679,593 844,492 24% $40.0bn Salary, bonus and benefits (46,256) (49,628) 7% (180,448) (196,143) 9% Direct Origination Direct Origination LTM Fee-Generating inflows Non-compensation expenses (34,127) (39,348) 15% (120,580) (131,936) 9% 2.6% / 12.2% 2.6% / 12.2% Total Fee Related Expenses (80,383) (88,976) 11% (301,028) (328,079) 9% 4Q'19 / FY'19 Other income (loss), net of NCI (1,156) (913) (21%) 1,104 54 (95%) 4Q'19 / FY'19 Credit Gross Return1 Credit Gross Return1 Fee Related Earnings $103,395 $152,460 47% $379,669 $516,467 36% $215.5bn Realized performance fees 16,109 144,724 NM 45,139 169,611 276% Realized profit sharing expense (12,766) (80,606) NM (36,079) (93,675) 160% $5.8bn / $26.5bn $6.2bn / $6.2bn Total AUM up 4% QoQ Realized principal investment income, net 2,312 (8,039) NM 19,199 8,764 (54)% 4Q'19 / FY'19 4Q'19 / FY'19 Net interest loss and other (2,537) (6,849) 170% (13,619) (21,997) 62% Fee-generating inflows Fee-Generating inflows Segment Distributable Earnings $106,513 $201,690 89% $394,309 $579,170 47% (excludes acquisitions) (excludes acquisitions) 1. Represents Gross Return as defined in the non-GAAP financial information and definitions section of this presentation. The 4Q'19 Net Returns for corporate credit, structured credit and direct origination were 1.9%, 2.0% and 1.1%, respectively. The FY'19 Net Returns 1. Represents gross return as defined in the non-GAAP financial information and definitions section of this presentation. The 4Q'19 net returns for Corporate Credit, Structured Credit and Direct Origination were 1.9%, 2.0% and 1.1%, for corporate credit, structured credit and direct origination were 9.5%, 10.6% and 8.2%, respectively. 2. Reflects capital deployment activity from commitment-based funds and strategic investment accounts (“SIAs”) that have a defined maturity date. 3. Represents certain respectively. The FY'19 net returns for Corporate Credit, Structured Credit and Direct Origination were 9.5%, 10.6% and 8.2%, respectively. 2. Reflects capital deployment activity from commitment-based funds and strategic investment performance fees from business development companies and Redding Ridge Holdings. 4. CLOs are included within corporate credit. The 4Q'19 and FY'19 gross returns for CLOs were 1.8% and 8.3%, respectively. CLO returns are calculated based on gross return on accounts (“SIAs”) that have a defined maturity date. 3. Represents certain performance fees from business development companies and Redding Ridge Holdings. 4. CLOs are included within Corporate Credit. The 4Q'19 and FY'19 gross assets and exclude performance related to Redding Ridge. 5. The transfer of a portion of the business was deferred pending certain regulatory and other conditions and is expected to be completed in the first half of 2020. returns for CLOs were 1.8% and 8.3%, respectively. CLO returns are calculated based on gross return on assets and exclude performance related to Redding Ridge. 13 $1.2bn / $5.2bn 4Q'19 / FY'19 Deployment2

Private Equity Commentary Natural • Total AUM remained at $77 billion at quarter end, driven by market activity and inflows, net of realizations ($ in billions) Resources • Generated inflows of $0.4 billion during the quarter, primarily driven by the final close of ANRP III and Hybrid $5.6 Capital upsize in commitment to a hybrid capital managed account $9.1 • Realization activity primarily driven by the share sales and a distribution related to Verallia, final sale of $77bn Presidio, distributions related to ADT and final sale of Pegasus AUM • Deployed $1.4 billion and committed to invest an additional $4.4 billion during the quarter; total Private 1 $62.1 committed but not yet deployed capital at quarter end was $4.5 billion (excluding co-investments) of Equity which $1.2 billion related to energy asset build-ups expected to be deployed over time • Private equity fund appreciation during the quarter of 4.0%2, as gains in public portfolio company $1bn from Permanent Capital Vehicles holdings in Fund VII and Fund VIII outpaced depreciation in private energy holdings Financial Results Summary % Change % Change 4.0% / 15.6% ($ in thousands) 4Q'18 4Q'19 vs. 4Q'18 FY'18 FY'19 vs. FY’18 4Q'19 / FY'19 4.0% / 15.6% 1 Management fees $130,910 $131,417 —% $477,185 $523,194 10% Private Equity Fund Appreciation 4Q'19 / FY'19 Advisory and transaction fees, net 59,610 24,276 (59%) 89,602 71,324 (20%) Private Equity Fund 3 1 Total Fee Related Revenues 190,520 155,693 (18%) 566,787 594,518 5% Public Investments Appreciation (Depreciation) Salary, bonus and benefits (39,208) (55,096) 41% (160,512) (184,403) 15% Shares Held (mm) Non-compensation expenses (20,891) (23,935) 15% (80,035) (99,910) 25% ADT Security Services (NYSE: ADT) Total Fee Related Expenses (60,099) (79,031) 32% (240,547) (284,313) 18% Fund VIII 282.3 $1.4bn / $8.1bn Verallia (EPA: VRLA) Other income, net 84 282 236% 1,923 4,306 124% 4Q'19 / FY'19 Fund VIII 65.5 Fee Related Earnings $130,505 $76,944 (41)% $328,163 $314,511 (4)% Deployment OneMain (NYSE: OMF) Realized performance fees 33,926 292,723 NM 279,078 429,152 54% Fund VIII 26.5 Realized profit sharing expense (24,077) (131,240) 445% (156,179) (195,140) 25% Talos Energy (NYSE: TALO) Realized principal investment income, net 5,162 35,703 NM 43,150 53,782 25% Fund VII and ANRP I 19.2 $76.9mm Net interest loss and other (4,462) (9,110) 104% (20,081) (31,804) 58% Watches of Switzerland (LSE: WOSG) Fund VII 127.4 Total FRE up (41)% YoY Segment Distributable Earnings $141,054 $265,020 88% $474,131 $570,501 20% 1. Represents capital committed to investments as of December 31, 2019 by Apollo’s private equity funds. These investments have not yet closed and may be subject to a variety of closing conditions or other contractual provisions, which could result in such capital not ultimately being invested. 2. Represents private equity fund appreciation as defined in the non-GAAP financial information and definitions section of this presentation. 3. Excludes shares of Athene Holding. The table above includes the public portfolio companies of the funds in the private equity segment with a fair value greater than $250 million, excluding the value associated with any portion of such private equity funds' portfolio company investments held by co-investment vehicles. $1.4bn$76.8bn / $8.1bn 4Q'19Total /AUM FY'19 Deployment 14

Real Assets Commentary Infrastructure • AUM increased 4% quarter-over-quarter to $39 billion driven by strong inflows and fund appreciation ($ in billions) • Inflows of $1.4 billion during the quarter were driven by ARI, real estate debt managed accounts and Principal $2.2 Finance $7.2 infrastructure managed accounts • Realizations of $1.0 billion during the quarter primarily due to infrastructure managed accounts, EPF II, $39bn ARI and real estate debt managed accounts AUM • Full year FRE increased by 12% year-over-year driven by higher management fees earned from ARI, real $29.4 Real Estate estate debt managed accounts, infrastructure funds and real estate equity funds • Real assets gross return of 7.5% during the quarter ended December 31, 2019 primarily driven by $25bn from appreciation in our principal finance, infrastructure equity and U.S. real estate funds Permanent Capital Vehicles Financial Results Summary % Change % Change 7.5% / 16.2% ($ in thousands) 4Q'18 4Q'19 vs. 4Q'18 FY'18 FY'19 vs. FY’18 7.5% / 16.2% Management fees $41,545 $48,965 18% $163,172 $188,610 16% 4Q'19 / FY'19 4Q'19 / FY'19 Advisory and transaction fees, net 8,023 1,702 (79%) 13,093 7,450 (43%) Combined Combined Gross Return1 1 Total Fee Related Revenues 49,568 50,667 2% 176,265 196,060 11% Gross Return Salary, bonus and benefits (16,933) (25,739) 52% (74,002) (82,770) 12% Non-compensation expenses (10,963) (13,286) 21% (40,798) (42,243) 4% $1.5bn / $7.1bn $1.5bn / $7.1bn Total Fee Related Expenses (27,896) (39,025) 40% (114,800) (125,013) 9% Other income, net of NCI 39 89 128% 1,942 177 (91%) 4Q'19 / FY'19 4Q'19 / FY'19 Fee-generating inflows Fee-Generating inflows Fee Related Earnings $21,711 $11,731 (46)% $63,407 $71,224 12% Realized performance fees 346 101 (71)% 55,971 3,343 (94)% Realized profit sharing expense (1,149) (138) (88)% (33,371) (1,437) (96)% Realized principal investment income, net 1,684 942 (44)% 7,362 3,151 (57)% $38.8bn Net interest loss and other (1,618) (3,410) 111% (8,330) (11,525) 38% Total AUM up 4% QoQ Segment Distributable Earnings $20,974 $9,226 (56)% $85,039 $64,756 (24)% 1. Represents gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital, Asia Real Estate Fund including co-investment capital, the European principal finance funds and infrastructure equity funds. 15 1. Represents gross return for U.S. Real Estate Fund I and U.S. Real Estate Fund II including co-investment capital, Asia Real Estate Fund including co-investment capital, the European Principal Finance funds, and Infrastructure Equity. The 4Q'19 and FY'19 real assets net returns for were 5.9% and 12.2%, respectively.

Balance Sheet Highlights

GAAP Consolidated Statements of Financial Condition (Unaudited) ($ in thousands, except share data) As of As of December 31, 2019 December 31, 2018 Assets: Cash and cash equivalents $1,556,202 $609,747 Restricted cash 19,779 3,457 U.S. Treasury securities, at fair value 554,387 392,932 Investments (includes performance allocations of $1,507,571 and $912,182 as of December 31, 2019 and December 31, 2018, respectively) 3,609,859 2,722,612 Assets of consolidated variable interest entities 1,300,186 1,290,891 Incentive fees receivable 2,414 6,792 Due from related parties 415,069 378,108 Deferred tax assets, net 473,165 306,094 Other assets 326,449 192,169 Lease assets 190,696 — Goodwill 93,911 88,852 Total Assets $8,542,117 $5,991,654 Liabilities and Stockholders’ Equity Liabilities: Accounts payable and accrued expenses $94,364 $70,878 Accrued compensation and benefits 64,393 73,583 Deferred revenue 84,639 111,097 Due to related parties 501,387 425,435 Profit sharing payable 758,669 452,141 Debt 2,650,600 1,360,448 Liabilities of consolidated variable interest entities 929,719 934,438 Other liabilities 210,740 111,794 Lease liabilities 209,479 — Total Liabilities 5,503,990 3,539,814 Stockholders’ Equity: Apollo Global Management, Inc. stockholders’ equity: Series A Preferred Shares, 11,000,000 shares issued and outstanding as of December 31, 2018 — 264,398 Series A Preferred Stock, 11,000,000 shares issued and outstanding as of December 31, 2019 264,398 — Series B Preferred Shares, 12,000,000 shares issued and outstanding as of December 31, 2018 — 289,815 Series B Preferred Stock, 12,000,000 shares issued and outstanding as of December 31, 2019 289,815 — Class A Shares, no par value, unlimited shares authorized, 201,400,500 shares issued and outstanding as of December 31, 2018 — — Class A Common Stock, $0.00001 par value, 90,000,000,000 shares authorized, 222,994,407 shares issued and outstanding as of December 31, 2019 — — Class B Shares, no par value, unlimited shares authorized, 1 share issued and outstanding as of December 31, 2018 — — Class B Common Stock, $0.00001 par value, 999,999,999 shares authorized, 1 share issued and outstanding as of December 31, 2019 — — Class C Common Stock, $0.00001 par value, 1 share authorized, 1 share issued and outstanding as of December 31, 2019 — — Additional paid in capital 1,302,587 1,299,418 Accumulated earnings (deficit) — (473,276) Accumulated other comprehensive loss (4,578) (4,159) Total Apollo Global Management, Inc. Stockholders’ Equity 1,852,222 1,376,196 Non-Controlling Interests in consolidated entities 281,904 271,522 Non-Controlling Interests in Apollo Operating Group 904,001 804,122 Total Stockholders’ Equity 3,038,127 2,451,840 Total Liabilities and Stockholders’ Equity $8,542,117 $5,991,654 17

Segment Balance Sheet Highlights On December 10, 2019, Apollo issued $300 million in aggregate principal amount of its 4.95% Fixed-Rate Resettable Subordinated Notes due 2050 Finished the year with an all-time high liquidity of $2.1 billion of cash and cash equivalents and U.S Treasury Long-term debt of $2.7 billion (with maturities in 2024, 2026, 2029, 2039 and 2048) and an undrawn $750 million investments revolving credit facility (expiring in 2023) 1 5 Summary Balance Sheet Share Repurchase Activity - 1Q’16 through 4Q’19 Supplemental Details During the quarter, 0.1 million shares of Class A Common Stock were repurchased for $0.0 million in open market Inception to 7 ($ in millions) 4Q'19 ($ and share amounts in millions) transactions as part of the publicly announced share repurchase program Date A/A Cash and cash equivalents $1,556 Open Market Share Repurchases 6.3 Rated by S&P and Fitch U.S. Treasury securities, at fair value 554 Reduction of Shares Issued to Participants6 7.1 Summary Balance Sheet1 Share Repurchase Activity - 1Q’16 through 3Q’195 Supplemental Details Performance fees receivable 1,494 $750 million ($ in millions) 4Q'19 Inception to ($ and share amounts in millions) Date Profit sharing payable2 (732) Total Shares Purchased 13.4 Undrawn Revolving Credit A/A Facility (Expiring in 2023) Cash and cash equivalents $1,556 Open Market Share Repurchases 6.3 Rated by S&P and Fitch GP & Other Investments3,4 2,183 Total Capital Used for Share Purchases $350 U.S. Treasury securities, at fair value 554 Reduction of Shares Issued to Participants6 7.1 Total Net Value $5,055 Performance fees receivable 1,494 7 Share Repurchase Plan Authorization $500 $2.1 billion $750 million Debt ($2,651) Profit sharing payable2 (732) Total Shares Purchased 13.4 Cash and cash equivalents and Undrawn Revolving Credit U.S. Treasury securities 8 3,4 Facility (Expiring in 2023) Unfunded Future Commitments $1,416 Average Price Paid Per Share $26.24 GP & Other Investments 2,183 Total Capital Used for Share Purchases $350 Total Net Value $5,055 Share Repurchase Plan Authorization7 $500 Debt ($2,651) $2.1 billion 8 Cash and cash equivalents and Unfunded Future Commitments $1,416 Average Price Paid Per Share $26.24 U.S. Treasury securities 1. Amounts are presented on an unconsolidated basis. 2. Profit sharing payable excludes profit sharing expected to be settled in the form of equity-based awards. 3. Represents Apollo’s general partner investments in the funds it manages (excluding AAA) and other balance sheet investments. 4. Investment in Athene/AAA primarily comprises Apollo’s direct investment of 19.1 million shares of Athene Holding valued at $47.03 per share as of December 31, 2019 and 1.6 million shares of AAA valued at NAV. 5. Since 1Q’16, the Company in its discretion has elected to repurchase 1.8 million shares of Class A Common Stock for $56.0 million, to prevent dilution that would have resulted from the issuance of shares granted in connection with certain profit sharing arrangements. These repurchases are separate from the January 2019 repurchase plan described in footnote 7 below and accordingly are not reflected in the above share repurchase activity table. 6. Represents a reduction in shares of Class A Common Stock to be issued to participants to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Company’s equity incentive plan (the “Plan”), which the Company refers to as “net share settlement.” 7. In January 2019, the Company increased its authorized share repurchase amount by $250 million bringing the total share repurchase plan authorization to $500 million, which may be used to repurchase outstanding shares of Class A Common Stock as well as to reduce shares of Class A Common Stock to be issued to employees to satisfy associated tax obligations in connection with the settlement of equity-based awards granted under the Plan. 8. Average price paid per share reflects total capital used for share repurchases to date divided by the number of shares purchased. 18

Supplemental Details

Segment Performance Fees

($ in thousands)	As of December 31, 2019	4Q'19			FY'19		
	Performance Fees Receivable on an Unconsolidated Basis	Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees	Unrealized Performance Fees	Realized Performance Fees	Total Performance Fees
Credit							
Corporate Credit[1]	$89,611	($56,472)	$87,542	$31,070	$10,098	$97,674	$107,772
Structured Credit	201,437	9,872	16,314	26,186	55,640	35,527	91,167
Direct Origination	104,535	(39,633)	45,607	5,974	(17,080)	57,520	40,440
Total Credit	**$395,583**	**($86,233)**	**$149,463**	**$63,230**	**$48,658**	**$190,721**	**$239,379**
Total Credit, net of profit sharing expense	**103,835**	**(68,319)**	**68,857**	**538**	**8,443**	**97,046**	**105,489**
Private Equity							
Fund VIII[2]	$715,531	($81,002)	$263,191	$182,189	$274,337	$387,994	$662,331
Fund VII[1,2]	172	31,150	526	31,676	(59,065)	2,703	(56,362)
Fund VI[2]	17,130	291	688	979	28,331	3,496	31,827
Fund IV and V[1]	—	(108)	—	(108)	(1,252)	—	(1,252)
ANRP I and II[1,2]	5,119	(46,555)	10,818	(35,737)	(32,497)	13,918	(18,579)
Other[1,3]	94,026	6,061	17,500	23,561	35,685	21,041	56,726
Total Private Equity	**$831,978**	**($90,163)**	**$292,723**	**$202,560**	**$245,539**	**$429,152**	**$674,691**
Total Private Equity, net of profit sharing expense	**506,433**	**(77,435)**	**161,483**	**84,048**	**150,932**	**234,012**	**384,944**
Real Assets							
Principal Finance	$199,208	$71,585	$—	$71,585	$77,028	$1,760	$78,788
U.S. RE Fund I and II	22,685	9,398	—	9,398	6,527	1,645	8,172
Infrastructure Equity Fund	18,188	7,968	—	7,968	18,188	—	18,188
Other[3]	26,442	7,536	101	7,637	15,098	(62)	15,036
Total Real Assets	**$266,523**	**$96,487**	**$101**	**$96,588**	**$116,841**	**$3,343**	**$120,184**
Total Real Assets, net of profit sharing expense	**151,796**	**53,133**	**(37)**	**53,096**	**67,615**	**1,906**	**69,521**
Total	**$1,494,084**	**($79,909)**	**$442,287**	**$362,378**	**$411,038**	**$623,216**	**$1,034,254**
Total, net of profit sharing expense[4]	**$762,064**	**($92,621)**	**$230,303**	**$137,682**	**$226,990**	**$332,964**	**$559,954**

1. As of December 31, 2019, certain private equity funds had $189.3 million, in general partner obligations to return previously distributed performance fees. The fair value gain on investments and income at the fund level needed to reverse the general partner obligations for certain private equity funds was $1,483.1 million, as of December 31, 2019.
2. As of December 31, 2019, the remaining investments and escrow cash of Fund VIII were valued at 131% of the fund's unreturned capital, which was above the required escrow ratio of 115%. As of December 31, 2019, the remaining investments and escrow cash of Fund VII, Fund VI, ANRP I and ANRP II were valued at 63%, 35%, 47% and 90% of the fund's unreturned capital, respectively, which were below the required escrow ratio of 115%. As a result, these funds are required to place in escrow current and future performance fee distributions to the general partner until the specified return ratio of 115% is met (at the time of a future distribution) or upon liquidation. As of December 31, 2019, Fund VII had $128.5 million of gross performance fees, or $73.3 million net of profit sharing, in escrow. As of December 31, 2019, Fund VI had $167.6 million of gross performance fees, or $112.4 million net of profit sharing, in escrow. As of December 31, 2019, ANRP I had $40.2 million of gross performance fees, or $26.0 million net of profit sharing, in escrow. As of December 31, 2019, ANRP II had $31.2 million of gross performance fees, or $19.5 million net of profit sharing, in escrow. With respect to Fund VII, Fund VI, ANRP II and ANRP I, realized performance fees currently distributed to the general partner are limited to potential tax distributions and interest on escrow balances per the funds' partnership agreements. Performance fees receivable as of December 31, 2019 and realized performance fees for 4Q'19 include interest earned on escrow balances that is not subject to contingent repayment.
3. Other includes certain SIAs.
4. There was a corresponding profit sharing payable of $758.7 million as of December 31, 2019, including profit sharing payable related to amounts in escrow and contingent consideration obligations of $112.5 million.

APOLLO

20

Segment Results

Credit ($ in thousands)	4Q'18	1Q'19	2Q'19	3Q'19	4Q'19	FY'18	FY'19
Management fees	$172,261	$182,742	$190,275	$198,867	$207,382	$642,331	$779,266
Advisory and transaction fees, net	2,388	2,848	5,510	5,530	30,228	8,872	44,116
Performance fees[1]	10,285	661	9,261	6,449	4,739	28,390	21,110
Total Fee Related Revenues	**184,934**	**186,251**	**205,046**	**210,846**	**242,349**	**679,593**	**844,492**
Salary, bonus and benefits	(46,256)	(44,304)	(50,465)	(51,746)	(49,628)	(180,448)	(196,143)
General, administrative and other	(33,847)	(27,496)	(31,647)	(33,403)	(39,118)	(119,450)	(131,664)
Placement fees	(280)	305	(157)	(190)	(230)	(1,130)	(272)
Total Fee Related Expenses	**(80,383)**	**(71,495)**	**(82,269)**	**(85,339)**	**(88,976)**	**(301,028)**	**(328,079)**
Other income (loss), net of Non-Controlling Interest	(1,156)	(404)	1,968	(597)	(913)	1,104	54
Credit Fee Related Earnings	**$103,395**	**$114,352**	**$124,745**	**$124,910**	**$152,460**	**$379,669**	**$516,467**
Realized performance fees	16,109	3,327	18,030	3,530	144,724	45,139	169,611
Realized profit sharing expense	(12,766)	(3,518)	(7,877)	(1,674)	(80,606)	(36,079)	(93,675)
Net Realized Performance Fees	**3,343**	**(191)**	**10,153**	**1,856**	**64,118**	**9,060**	**75,936**
Realized principal investment income, net	2,312	3,049	7,909	5,845	(8,039)	19,199	8,764
Net interest loss and other	(2,537)	(4,386)	(4,656)	(6,106)	(6,849)	(13,619)	(21,997)
Credit Segment Distributable Earnings	**$106,513**	**$112,824**	**$138,151**	**$126,505**	**$201,690**	**$394,309**	**$579,170**

Private Equity ($ in thousands)	4Q'18	1Q'19	2Q'19	3Q'19	4Q'19	FY'18	FY'19
Management fees	$130,910	$130,496	$129,638	$131,643	$131,417	$477,185	$523,194
Advisory and transaction fees, net	59,610	16,136	20,257	10,655	24,276	89,602	71,324
Total Fee Related Revenues	**190,520**	**146,632**	**149,895**	**142,298**	**155,693**	**566,787**	**594,518**
Salary, bonus and benefits	(39,208)	(43,233)	(40,267)	(45,807)	(55,096)	(160,512)	(184,403)
General, administrative and other	(20,440)	(25,862)	(22,962)	(26,603)	(23,671)	(79,450)	(99,098)
Placement fees	(451)	135	(618)	(65)	(264)	(585)	(812)
Total Fee Related Expenses	**(60,099)**	**(68,960)**	**(63,847)**	**(72,475)**	**(79,031)**	**(240,547)**	**(284,313)**
Other income (loss), net	84	196	3,963	(135)	282	1,923	4,306
Private Equity Fee Related Earnings	**$130,505**	**$77,868**	**$90,011**	**$69,688**	**$76,944**	**$328,163**	**$314,511**
Realized performance fees	33,926	60,456	12,231	63,742	292,723	279,078	429,152
Realized profit sharing expense	(24,077)	(37,727)	(4,089)	(22,084)	(131,240)	(156,179)	(195,140)
Net Realized Performance Fees	**9,849**	**22,729**	**8,142**	**41,658**	**161,483**	**122,899**	**234,012**
Realized principal investment income, net	5,162	8,088	1,877	8,114	35,703	43,150	53,782
Net interest loss and other	(4,462)	(6,133)	(7,650)	(8,911)	(9,110)	(20,081)	(31,804)
Private Equity Segment Distributable Earnings	**$141,054**	**$102,552**	**$92,380**	**$110,549**	**$265,020**	**$474,131**	**$570,501**

Real Assets ($ in thousands)	4Q'18	1Q'19	2Q'19	3Q'19	4Q'19	FY'18	FY'19
Management fees	$41,545	$45,385	$46,398	$47,862	$48,965	$163,172	$188,610
Advisory and transaction fees, net	8,023	76	5,295	377	1,702	13,093	7,450
Total Fee Related Revenues	**49,568**	**45,461**	**51,693**	**48,239**	**50,667**	**176,265**	**196,060**
Salary, bonus and benefits	(16,933)	(18,188)	(19,537)	(19,306)	(25,739)	(74,002)	(82,770)
General, administrative and other	(10,956)	(9,675)	(8,547)	(10,734)	(13,286)	(40,391)	(42,242)
Placement fees	(7)	—	—	(1)	—	(407)	(1)
Total Fee Related Expenses	**(27,896)**	**(27,863)**	**(28,084)**	**(30,041)**	**(39,025)**	**(114,800)**	**(125,013)**
Other income (loss), net of Non-Controlling Interest	39	(62)	156	(6)	89	1,942	177
Real Assets Fee Related Earnings	**$21,711**	**$17,536**	**$23,765**	**$18,192**	**$11,731**	**$63,407**	**$71,224**
Realized performance fees	346	6	3,074	162	101	55,971	3,343
Realized profit sharing expense	(1,149)	106	(1,340)	(65)	(138)	(33,371)	(1,437)
Net Realized Performance Fees	**(803)**	**112**	**1,734**	**97**	**(37)**	**22,600**	**1,906**
Realized principal investment income, net	1,684	299	1,495	415	942	7,362	3,151
Net interest loss and other	(1,618)	(2,173)	(2,708)	(3,234)	(3,410)	(8,330)	(11,525)
Real Assets Segment Distributable Earnings	**$20,974**	**$15,774**	**$24,286**	**$15,470**	**$9,226**	**$85,039**	**$64,756**

1. Represents certain performance fees from business development companies and Redding Ridge Holdings.

APOLLO

21

Stockholder Dividend

Generated $1.10 of Distributable Earnings per Share during the quarter

Apollo declared a quarterly dividend of $0.89 per share of Class A Common Stock to holders of record as of February 11, 2020, which is payable on February 28, 2020

($ in thousands, except per share data)	4Q'18	3Q'19	4Q'19	FY'18	FY'19
Segment Distributable Earnings	**$268,541**	**$252,524**	**$475,936**	**$953,479**	**$1,214,427**
Taxes and Related Payables	(9,445)	(20,895)	(11,891)	(44,215)	(62,300)
Preferred Dividends	(9,163)	(9,164)	(9,164)	(31,662)	(36,656)
Distributable Earnings	**$249,933**	**$222,465**	**$454,881**	**$877,602**	**$1,115,471**
Add Back: Taxes & Related Payables Attributable to Common & Equivalents	7,968	18,765	5,797	36,645	49,814
DE Before Certain Payables[1]	257,901	241,230	460,678	914,247	1,165,285
Percent to Common & Equivalents	51%	56%	56%	51%	56%
DE Before Other Payables Attributable to Common & Equivalents	131,530	135,089	257,980	466,266	652,560
Less: Taxes & Related Payables Attributable to Common & Equivalents	(7,968)	(18,765)	(5,797)	(36,645)	(49,814)
DE Attributable to Common & Equivalents[2]	**$123,562**	**$116,324**	**$252,183**	**$429,621**	**$602,746**
Per Share[3]	**$0.60**	**$0.54**	**$1.10**	**$2.12**	**$2.71**
Retained Capital per Share[3]	(0.04)	(0.04)	(0.21)	(0.29)	(0.36)
Net Dividend per Share[3]	**$0.56**	**$0.50**	**$0.89**	**$1.83**	**$2.35**
Payout Ratio	93%	93%	81%	86%	87%

1. DE Before Certain Payables represents Segment Distributable Earnings before the deduction for estimated current corporate taxes and the amounts payable under Apollo's tax receivable agreement.
2. "Common & Equivalents" consists of total shares of Class A Common Stock outstanding and RSUs that participate in dividends.
3. Per share calculations are based on end of period Distributable Earnings Shares Outstanding. See page 27 for the share reconciliation.

APOLLO

22

Investment Records as of December 31, 2019

($ in millions)	Vintage Year	Total AUM	Committed Capital	Total Invested Capital	Realized Value	Remaining Cost	Unrealized Value	Total Value	Gross IRR	Net IRR
Private Equity:										
Fund IX	2018	$24,789	$24,729	$3,732	$46	$3,732	$3,865	$3,911	NM[1]	NM[1]
Fund VIII	2013	19,953	18,377	15,821	8,730	11,828	16,518	25,248	19%	13%
Fund VII	2008	3,805	14,677	16,461	31,260	2,739	1,824	33,084	33	25
Fund VI	2006	648	10,136	12,457	21,126	405	9	21,135	12	9
Fund V	2001	261	3,742	5,192	12,721	120	2	12,723	61	44
Funds I, II, III, IV & MIA[2]	Various	13	7,320	8,753	17,400	—	—	17,400	39	26
Traditional Private Equity Funds[3]		**$49,469**	**$78,981**	**$62,416**	**$91,283**	**$18,824**	**$22,218**	**$113,501**	**39%**	**25%**
ANRP II	2016	2,804	3,454	2,253	1,381	1,590	1,559	2,940	19	10
ANRP I	2012	511	1,323	1,144	996	627	291	1,287	4	—
AION	2013	743	826	669	324	459	640	964	17	9
Hybrid Value Fund	2019	3,247	3,238	792	19	785	806	825	NM[1]	NM[1]
Total Private Equity		**$56,774**	**$87,822**	**$67,274**	**$94,003**	**$22,285**	**$25,514**	**$119,517**		
Credit:										
Structured Credit Funds										
FCI III	2017	$2,669	$1,906	$2,394	$985	$1,898	$2,024	$3,009	26%	20%
FCI II	2013	2,270	1,555	2,770	1,765	1,709	1,603	3,368	8	5
FCI I	2012	—	559	1,516	1,975	—	—	1,975	11	8
SCRF IV[6]	2017	3,170	2,502	3,848	1,907	2,317	2,413	4,320	17	13
SCRF III	2015	—	1,238	2,110	2,428	—	—	2,428	18	14
SCRF II	2012	—	104	467	528	—	—	528	15	12
SCRF I	2008	—	118	240	357	—	—	357	33	26
Total Credit		**$8,109**	**$7,982**	**$13,345**	**$9,945**	**$5,924**	**$6,040**	**$15,985**		
Real Assets:										
European Principal Finance Funds										
EPF III[4]	2017	$5,056	$4,509	$2,360	$441	$1,972	$2,612	$3,053	32%	17%
EPF II[4]	2012	1,498	3,439	3,475	4,288	727	770	5,058	15	9
EPF I[4]	2007	236	1,451	1,906	3,202	—	7	3,209	23	17
U.S. RE Fund II[5]	2016	1,295	1,243	848	420	628	804	1,224	19	15
U.S. RE Fund I[5]	2012	321	653	636	723	211	228	951	14	10
Asia RE Fund[5]	2017	669	719	428	205	275	351	556	21	15
Infrastructure Equity Fund	2018	1,078	897	800	122	719	875	997	NM[1]	NM[1]
Total Real Assets		**$10,153**	**$12,911**	**$10,453**	**$9,401**	**$4,532**	**$5,647**	**$15,048**		

Note: The funds included in the investment record table above have greater than $500 million of AUM and/or form part of a flagship series of funds.

APOLLO

23

Investment Records as of December 31, 2019 - Continued

Permanent Capital Vehicles

($ in millions)	IPO Year[8]	Total AUM	Total Returns[7]			
			4Q'19	FY'19	4Q'18	FY'18
Credit:						
MidCap[9]	N/A	$8,962	4 %	17%	4 %	19%
AIF	2013	377	2	19	(9)	(5)
AFT	2011	405	4	14	(7)	(4)
AINV/Other[10]	2004	5,064	11	57	(22)	(18)
Real Assets:						
ARI[11]	2009	6,715	(2%)	21%	(9%)	—%
Total		**$21,523**				

Note: The above table summarizes the investment record for our Permanent Capital Vehicles as defined in the non-GAAP financial information & definitions section of this presentation.

1. Data has not been presented as the fund commenced investing capital less than 24 months prior to the period indicated and such information was deemed not meaningful.
2. The general partners and managers of Funds I, II and MIA, as well as the general partner of Fund III, were excluded assets in connection with the 2007 Reorganization. As a result, Apollo did not receive the economics associated with these entities. The investment performance of these funds, combined with Fund IV, is presented to illustrate fund performance associated with Apollo's Managing Partners and other investment professionals.
3. Total IRR is calculated based on total cash flows for all funds presented.
4. Funds are denominated in Euros and historical figures are translated into U.S. dollars at an exchange rate of €1.00 to $1.12 as of December 31, 2019.
5. U.S. RE Fund I, U.S. RE Fund II and Asia RE Fund had $157 million, $771 million and $376 million of co-investment commitments as of December 31, 2019, respectively, which are included in the figures in the table. A co-invest entity within U.S. RE Fund I is denominated in GBP and translated into U.S. dollars at an exchange rate of £1.00 to $1.33 as of December 31, 2019.
6. Remaining cost for certain of our credit funds may include physical cash called, invested or reserved for certain levered investments.
7. Total returns are based on the change in closing trading prices during the respective periods presented taking into account dividends and distributions, if any, as if they were reinvested without regard to commission.
8. An initial public offering ("IPO") year represents the year in which the vehicle commenced trading on a national securities exchange.
9. MidCap is not a publicly traded vehicle and therefore IPO year is not applicable. The returns presented are a gross return based on NAV. The net returns based on NAV were 1%, 11%, 3% and 14% for 4Q'19, FY'19, 4Q'18 and FY'18, respectively. Gross and net return are defined in the non-GAAP financial information and definitions section of this presentation.
10. All amounts are as of September 30, 2019 except for total returns. Refer to www.apolloic.com for the most recent financial information on AINV. The information contained on AINV's website is not part of this presentation. Included within Total AUM of AINV/Other is $1.8 billion of AUM related to a non-traded business development company from which Apollo earns investment-related service fees, but for which Apollo does not provide management or advisory services. Total returns exclude performance related to this AUM.
11. All amounts are as of September 30, 2019 except for total returns. Refer to www.apolloreit.com for the most recent financial information on ARI. The information contained on ARI's website is not part of this presentation.

APOLLO

24

Reconciliations and Disclosures

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	4Q'18	1Q'19	2Q'19	3Q'19	4Q'19	FY'18	FY'19
GAAP Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**($196,408)**	**$139,893**	**$155,659**	**$354,106**	**$156,879**	**($42,038)**	**$806,537**
Preferred dividends	9,163	9,164	9,164	9,164	9,164	31,662	36,656
Net income attributable to Non-Controlling Interests in consolidated entities	5,613	8,662	5,143	7,083	9,616	31,648	30,504
Net income (loss) attributable to Non-Controlling Interests in the Apollo Operating Group	(196,271)	157,848	172,195	150,741	182,362	(2,021)	663,146
GAAP Net Income (Loss)	**($377,903)**	**$315,567**	**$342,161**	**$521,094**	**$358,021**	**$19,251**	**$1,536,843**
Income tax provision (benefit)	39,425	19,654	16,897	(231,896)	66,351	86,021	(128,994)
GAAP Income (Loss) Before Income Tax Provision (Benefit)	**($338,478)**	**$335,221**	**$359,058**	**$289,198**	**$424,372**	**$105,272**	**$1,407,849**
Transaction related charges[1]	(1,831)	5,463	18,135	5,201	20,414	(5,631)	49,213
Charges associated with corporate conversion	—	—	10,006	6,994	4,987	—	21,987
(Gains) losses from changes in tax receivable agreement liability	(35,405)	—	—	38,575	11,732	(35,405)	50,307
Net income attributable to Non-Controlling Interests in consolidated entities	(5,613)	(8,662)	(5,143)	(7,083)	(9,616)	(31,648)	(30,504)
Unrealized performance fees[2]	579,413	(184,383)	(129,679)	(183,208)	62,688	782,888	(434,582)
Unrealized profit sharing expense[2]	(216,452)	75,762	40,799	61,098	29,933	(274,812)	207,592
Equity-based profit sharing expense and other[3]	32,552	20,962	20,675	22,203	32,368	91,051	96,208
Equity-based compensation	17,098	18,423	18,237	15,802	18,500	68,229	70,962
Unrealized principal investment (income) loss	29,470	(12,328)	(31,893)	(20,411)	(23,944)	62,097	(88,576)
Unrealized net (gains) losses from investment activities and other	207,787	(19,308)	(45,378)	24,155	(95,498)	191,438	(136,029)
Segment Distributable Earnings	**$268,541**	**$231,150**	**$254,817**	**$252,524**	**$475,936**	**$953,479**	**$1,214,427**
Taxes and related payables	(9,445)	(14,636)	(14,878)	(20,895)	(11,891)	(44,215)	(62,300)
Preferred dividends	(9,163)	(9,164)	(9,164)	(9,164)	(9,164)	(31,662)	(36,656)
Distributable Earnings	**$249,933**	**$207,350**	**$230,775**	**$222,465**	**$454,881**	**$877,602**	**$1,115,471**
Preferred dividends	9,163	9,164	9,164	9,164	9,164	31,662	36,656
Taxes and related payables	9,445	14,636	14,878	20,895	11,891	44,215	62,300
Realized performance fees	(50,381)	(63,789)	(33,335)	(67,434)	(437,548)	(380,188)	(602,106)
Realized profit sharing expense	37,992	41,139	13,306	23,823	211,984	225,629	290,252
Realized principal investment income, net	(9,158)	(11,436)	(11,281)	(14,374)	(28,606)	(69,711)	(65,697)
Net interest loss and other	8,617	12,692	15,014	18,251	19,369	42,030	65,326
Fee Related Earnings	**$255,611**	**$209,756**	**$238,521**	**$212,790**	**$241,135**	**$771,239**	**$902,202**

1. Transaction-related charges include contingent consideration, equity-based compensation charges and the amortization of intangible assets and certain other charges associated with acquisitions.
2. FY'18 includes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.
3. Equity-based profit sharing expense and other includes certain profit sharing arrangements in which a portion of performance fees distributed to the general partner are allocated by issuance of equity-based awards, rather than cash, to employees of Apollo. Equity-based profit sharing expense and other also includes non-cash expenses related to equity awards in unconsolidated related parties granted to employees of Apollo.

APOLLO

26

Reconciliation of GAAP to Non-GAAP Financial Measures - Continued

Share Reconciliation	4Q'18	1Q'19	2Q'19	3Q'19	4Q'19
Total GAAP Class A Common Stock Outstanding	201,400,500	201,375,418	200,435,587	222,403,296	222,994,407
Non-GAAP Adjustments:					
Apollo Operating Group Units	202,345,561	202,245,561	202,245,561	180,361,308	180,111,308
Vested RSUs	2,380,783	328,788	269,726	216,552	2,349,618
Unvested RSUs Eligible for Dividend Equivalents	7,382,478	8,591,175	8,832,203	8,770,229	6,610,369
Distributable Earnings Shares Outstanding	**413,509,322**	**412,540,942**	**411,783,077**	**411,751,385**	**412,065,702**

Reconciliation of GAAP Net Income Per Share of Class A Common Stock to Non-GAAP Financial Per Share Measures

($ in thousands, except share data)	4Q'18	1Q'19	2Q'19	3Q'19	4Q'19	FY'18	FY'19
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**($196,408)**	**$139,893**	**$155,659**	**$354,106**	**$156,879**	**($42,038)**	**$806,537**
Dividends declared on Class A Common Stock	(92,651)	(113,345)	(92,201)	(100,355)	(111,485)	(388,744)	(417,386)
Dividend on participating securities	(4,432)	(4,959)	(4,115)	(4,450)	(4,364)	(18,119)	(17,888)
Earnings allocable to participating securities	—	(1,114)	(2,848)	(11,440)	(1,722)	—	(17,343)
Undistributed income (loss) attributable to Class A Common Stockholders: Basic	($293,491)	$20,475	$56,495	$237,861	$39,308	($448,901)	$353,920
GAAP weighted average number of Class A Common Stock outstanding: Basic	200,269,856	200,832,323	199,578,950	205,797,643	221,863,632	199,946,632	207,072,413
GAAP Net Income (Loss) per share of Class A Common Stock under the Two-Class Method: Basic	**($1.00)**	**$0.67**	**$0.75**	**$1.64**	**$0.68**	**($0.30)**	**$3.72**
Distributed Income	$0.46	$0.56	$0.46	$0.50	$0.50	$1.93	$2.02
Undistributed Income (Loss)	($1.46)	$0.11	$0.29	$1.14	$0.18	($2.23)	$1.70
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	**($196,408)**	**$139,893**	**$155,659**	**$354,106**	**$156,879**	**($42,038)**	**$806,537**
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders to Income (Loss) Before Income Tax (Provision) Benefit Differences[1]	(142,070)	195,328	203,399	(64,908)	267,493	147,310	601,312
Income (Loss) Before Income Tax (Provision) Benefit	**($338,478)**	**$335,221**	**$359,058**	**$289,198**	**$424,372**	**$105,272**	**$1,407,849**
Income (Loss) Before Income Tax (Provision) Benefit to Segment Distributable Earnings Differences[1]	607,019	(104,071)	(104,241)	(36,674)	51,564	848,207	(193,422)
Segment Distributable Earnings	**$268,541**	**$231,150**	**$254,817**	**$252,524**	**$475,936**	**$953,479**	**$1,214,427**
Taxes and related payables	(9,445)	(14,636)	(14,878)	(20,895)	(11,891)	(44,215)	(62,300)
Preferred dividends	(9,163)	(9,164)	(9,164)	(9,164)	(9,164)	(31,662)	(36,656)
Distributable Earnings	**$249,933**	**$207,350**	**$230,775**	**$222,465**	**$454,881**	**$877,602**	**$1,115,471**
Distributable Earnings Shares Outstanding	413,509,322	412,540,942	411,783,077	411,751,385	412,065,702	413,509,322	412,065,702
Distributable Earnings per Share	$0.60	$0.50	$0.56	$0.54	$1.10	$2.12	$2.71
Distributable Earnings to Fee Related Earnings Differences[1]	5,678	2,406	7,746	(9,675)	(213,746)	(106,363)	(213,269)
Fee Related Earnings	**$255,611**	**$209,756**	**$238,521**	**$212,790**	**$241,135**	**$771,239**	**$902,202**
Distributable Earnings Shares Outstanding	413,509,322	412,540,942	411,783,077	411,751,385	412,065,702	413,509,322	412,065,702
Fee Related Earnings per Share	$0.62	$0.51	$0.58	$0.52	$0.59	$1.87	$2.19

1. See page 26 for reconciliation of Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders, Income (Loss) Before Income Tax (Provision) Benefit, Distributable Earnings and Fee Related Earnings.

APOLLO

27

Reconciliation of GAAP to Non-GAAP Financial Measures

($ in thousands)	4Q'18	1Q'19	2Q'19	3Q'19	4Q'19	FY'18	FY'19
Total Consolidated Revenues (GAAP)	**($114,885)**	**$677,777**	**$636,579**	**$702,721**	**$914,772**	**$1,093,065**	**$2,931,849**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(19,760)	(29,129)	(23,847)	(19,990)	(29,706)	(81,892)	(102,672)
Adjustments related to consolidated funds and VIEs	10,323	1,632	90	4,079	7,053	16,386	12,854
Performance fees[1]	529,032	(248,172)	(163,014)	(250,642)	(374,860)	402,700	(1,036,688)
Principal investment (income) loss	20,312	(23,764)	(43,174)	(34,785)	(68,550)	(7,614)	(170,273)
Total Fee Related Revenues	**$425,022**	**$378,344**	**$406,634**	**$401,383**	**$448,709**	**$1,422,645**	**$1,635,070**
Realized performance fees[2]	50,381	63,789	33,335	67,434	437,548	380,188	602,106
Realized principal investment income, net and other	8,316	10,594	10,438	13,532	27,764	66,342	62,328
Total Segment Revenues	**$483,719**	**$452,727**	**$450,407**	**$482,349**	**$914,021**	**$1,869,175**	**$2,299,504**
Total Consolidated Expenses (GAAP)	**$73,943**	**$378,017**	**$342,525**	**$371,372**	**$599,366**	**$902,939**	**$1,691,280**
Equity awards granted by unconsolidated related parties, reimbursable expenses and other	(21,000)	(28,842)	(23,865)	(20,563)	(30,022)	(82,724)	(103,292)
Reclassification of interest expense	(15,206)	(19,108)	(23,302)	(27,833)	(28,126)	(59,374)	(98,369)
Transaction-related charges	1,831	(5,463)	(18,135)	(5,201)	(20,414)	5,631	(49,213)
Charges associated with corporate conversion	—	—	(10,006)	(6,994)	(4,987)	—	(21,987)
Equity-based compensation	(17,098)	(18,423)	(18,237)	(15,802)	(18,500)	(68,229)	(70,962)
Total profit sharing expense[3]	145,908	(137,863)	(74,780)	(107,124)	(274,285)	(41,868)	(594,052)
Dividend compensation program expense	—	—	—	—	(16,000)	—	(16,000)
Total Fee Related Expenses	**$168,378**	**$168,318**	**$174,200**	**$187,855**	**$207,032**	**$656,375**	**$737,405**
Realized profit sharing expense[2]	37,992	41,139	13,306	23,823	211,984	225,629	290,252
Total Segment Expenses	**$206,370**	**$209,457**	**$187,506**	**$211,678**	**$419,016**	**$882,004**	**$1,027,657**
Total Consolidated Other Income (Loss) (GAAP)	**($149,650)**	**$35,461**	**$65,004**	**($42,151)**	**$108,966**	**($84,854)**	**$167,280**
Adjustments related to consolidated funds and VIEs	(15,934)	(9,134)	(4,367)	(10,338)	(14,768)	(43,858)	(38,607)
(Gain) loss change in tax receivable agreement liability	(35,405)	—	—	38,575	11,732	(35,405)	50,307
Net (gains) losses from investment activities	206,986	(18,825)	(45,053)	19,783	(94,022)	186,426	(138,117)
Interest income and other, net of Non-Controlling Interest	(7,030)	(7,772)	(9,497)	(6,607)	(12,450)	(17,340)	(36,326)
Other Income (Loss), net of Non-Controlling Interest	**(1,033)**	**(270)**	**6,087**	**(738)**	**(542)**	**4,969**	**4,537**
Net interest loss and other	(7,775)	(11,850)	(14,171)	(17,409)	(18,527)	(38,661)	(61,957)
Total Segment Other Loss	**($8,808)**	**($12,120)**	**($8,084)**	**($18,147)**	**($19,069)**	**($33,692)**	**($57,420)**

1. Excludes certain performance fees from business development companies and Redding Ridge Holdings.
2. FY'18 excludes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.
3. Includes unrealized profit sharing expense, realized profit sharing expense, and equity-based profit sharing expense and other.

APOLLO

28

Total Segment Revenues, Expenses and Other Income (Loss)

The following table sets forth Apollo's total segment revenues for the combined segments

($ in thousands)	4Q'18	1Q'19	2Q'19	3Q'19	4Q'19	FY'18	FY'19
Management fees	$344,716	$358,623	$366,311	$378,372	$387,764	$1,282,688	$1,491,070
Advisory and transaction fees, net	70,021	19,060	31,062	16,562	56,206	111,567	122,890
Performance fees[1]	10,285	661	9,261	6,449	4,739	28,390	21,110
Total Fee Related Revenues	**425,022**	**378,344**	**406,634**	**401,383**	**448,709**	**1,422,645**	**1,635,070**
Realized performance fees[2]	50,381	63,789	33,335	67,434	437,548	380,188	602,106
Realized principal investment income. net and other	8,316	10,594	10,438	13,532	27,764	66,342	62,328
Total Segment Revenues	**$483,719**	**$452,727**	**$450,407**	**$482,349**	**$914,021**	**$1,869,175**	**$2,299,504**

The following table sets forth Apollo's total segment expenses for the combined segments

($ in thousands)	4Q'18	1Q'19	2Q'19	3Q'19	4Q'19	FY'18	FY'19
Salary, bonus and benefits	$102,397	$105,725	$110,269	$116,859	$130,463	$414,962	$463,316
General, administrative and other	65,243	63,033	63,156	70,740	76,075	239,291	273,004
Placement fees	738	(440)	775	256	494	2,122	1,085
Total Fee Related Expenses	**168,378**	**168,318**	**174,200**	**187,855**	**207,032**	**656,375**	**737,405**
Realized profit sharing expense[2]	37,992	41,139	13,306	23,823	211,984	225,629	290,252
Total Segment Expenses	**$206,370**	**$209,457**	**$187,506**	**$211,678**	**$419,016**	**$882,004**	**$1,027,657**

The following table sets forth Apollo's total segment other income for the combined segments

($ in thousands)	4Q'18	1Q'19	2Q'19	3Q'19	4Q'19	FY'18	FY'19
Other income, net	$209	$334	$6,731	$144	$479	$9,977	$7,688
Non-Controlling Interest	(1,242)	(604)	(644)	(882)	(1,021)	(5,008)	(3,151)
Other Income (Loss), net of Non-Controlling Interest	**(1,033)**	**(270)**	**6,087**	**(738)**	**(542)**	**4,969**	**4,537**
Net interest loss and other	(7,775)	(11,850)	(14,171)	(17,409)	(18,527)	(38,661)	(61,957)
Total Segment Other Loss	**($8,808)**	**($12,120)**	**($8,084)**	**($18,147)**	**($19,069)**	**($33,692)**	**($57,420)**

1. Represents certain performance fees from business development companies and Redding Ridge Holdings.
2. FY'18 excludes realized performance fees and realized profit sharing expense settled in the form of shares of Athene Holding.

APOLLO

29

Non-GAAP Financial Information & Definitions Apollo discloses the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”): • “Segment Distributable Earnings”, or “Segment DE”, is the key performance measure used by management in evaluating the performance of Apollo’s credit, private equity and real assets segments. Management uses Segment DE to make key operating decisions such as the following: • Decisions related to the allocation of resources such as staffing decisions including hiring and locations for deployment of the new hires; • Decisions related to capital deployment such as providing capital to facilitate growth for the business and/or to facilitate expansion into new businesses; • Decisions related to expenses, such as determining annual discretionary bonuses and equity-based compensation awards to its employees. With respect to compensation, management seeks to align the interests of certain professionals and selected other individuals with those of the investors in the funds and those of Apollo’s stockholders by providing such individuals a profit sharing interest in the performance fees earned in relation to the funds. To achieve that objective, a certain amount of compensation is based on Apollo’s performance and growth for the year; and • Decisions related to the amount of earnings available for dividends to Class A Common Stockholders, holders of RSUs that participate in dividends and holders of AOG Units. Segment DE is the sum of (i) total management fees and advisory and transaction fees, (ii) other income (loss), (iii) realized performance fees, excluding realizations received in the form of shares and (iv) realized investment income, net which includes dividends from our permanent capital vehicles, net of amounts to be distributed to certain employees as part of a dividend compensation program, less (x) compensation expense, excluding the expense related to equity-based awards, (y) realized profit sharing expense, and (z) non-compensation expenses. Segment DE represents the amount of Apollo’s net realized earnings, excluding the effects of the consolidation of any of the related funds, Taxes and Related Payables, transaction-related charges and any acquisitions. Transaction-related charges includes equity-based compensation charges, the amortization of intangible assets, contingent consideration and certain other charges associated with acquisitions. In addition, Segment DE excludes non-cash revenue and expense related to equity awards granted by unconsolidated related parties to employees of the Company, compensation and administrative related expense reimbursements, as well as the assets, liabilities and operating results of the funds and VIEs that are included in the consolidated financial statements. • “Distributable Earnings” or “DE” represents Segment DE less estimated current corporate, local and non-U.S. taxes as well as the current payable under Apollo’s tax receivable agreement. DE is net of preferred dividends, if any, to Series A and Series B Preferred Stockholders. DE excludes the impacts of the remeasurement of the tax receivable agreement resulting from changes in the associated deferred tax balance, including the impacts related to the Tax Cuts & Jobs Act enacted on December 22, 2017 and changes in estimated future tax rates. Management believes that excluding the remeasurement of the tax receivable agreement and deferred taxes from Segment DE and DE, respectively, is meaningful as it increases comparability between periods. Remeasurement of the tax receivable agreement and deferred taxes are estimates and may change due to changes in interpretations and assumptions of tax legislation. • “Fee Related Earnings”, or “FRE”, is derived from our segment reported results and refers to a component of DE that is used as a supplemental performance measure to assess whether revenues that we believe are generally more stable and predictable in nature, primarily consisting of management fees, are sufficient to cover associated operating expenses and generate profits. FRE is the sum across all segments of (i) management fees, (ii) advisory and transaction fees, (iii) performance fees earned from business development companies and Redding Ridge Holdings and (iv) other income, net, less (x) salary, bonus and benefits, excluding equity-based compensation (y) other associated operating expenses and (z) non-controlling interests in the management companies of certain funds the Company manages. 30

Non-GAAP Financial Information & Definitions Cont’d • “Assets Under Management”, or “AUM”, refers to the assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, including, without limitation, capital that such funds, partnerships and accounts have the right to call from investors pursuant to capital commitments. Our AUM equals the sum of: i) the net asset value, (“NAV”) plus used or available leverage and/or capital commitments, or gross assets plus capital commitments, of the credit funds, partnerships and accounts for which we provide investment management or advisory services, other than certain collateralized loan obligations (“CLOs”), collateralized debt obligations (“CDOs”), and certain permanent capital vehicles, which have a fee-generating basis other than the mark-to-market value of the underlying assets; ii) the fair value of the investments of the private equity and real assets funds, partnerships and accounts we manage or advise, plus the capital that such funds, partnerships and accounts are entitled to call from investors pursuant to capital commitments, plus portfolio level financings; for certain permanent capital vehicles in real assets, gross asset value plus available financing capacity; iii) the gross asset value associated with the reinsurance investments of the portfolio company assets we manage or advise; and iv) the fair value of any other assets that we manage or advise for the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services, plus unused credit facilities, including capital commitments to such funds, partnerships and accounts for investments that may require pre-qualification or other conditions before investment plus any other capital commitments to such funds, partnerships and accounts available for investment that are not otherwise included in the clauses above. Our AUM measure includes Assets Under Management for which we charge either nominal or zero fees. Our AUM measure also includes assets for which we do not have investment discretion, including certain assets for which we earn only investment-related service fees, rather than management or advisory fees. Our definition of AUM is not based on any definition of Assets Under Management contained in our operating agreement or in any of our Apollo fund management agreements. We consider multiple factors for determining what should be included in our definition of AUM. Such factors include but are not limited to (1) our ability to influence the investment decisions for existing and available assets; (2) our ability to generate income from the underlying assets in our funds; and (3) the AUM measures that we use internally or believe are used by other investment managers. Given the differences in the investment strategies and structures among other alternative investment managers, our calculation of AUM may differ from the calculations employed by other investment managers and, as a result, this measure may not be directly comparable to similar measures presented by other investment managers. Our calculation also differs from the manner in which our affiliates registered with the SEC report “Regulatory Assets Under Management” on Form ADV and Form PF in various ways. We use AUM, Capital deployed and Dry Powder as performance measurements of our investment activities, as well as to monitor fund size in relation to professional resource and infrastructure needs. • “AUM with Future Management Fee Potential” refers to the committed uninvested capital portion of total AUM not currently earning management fees. The amount depends on the specific terms and conditions of each fund. • “Fee-Generating AUM” or “FGAUM” consists of assets of the funds, partnerships and accounts to which we provide investment management, advisory, or certain other investment- related services and on which we earn management fees, monitoring fees or other investment-related fees pursuant to management or other fee agreements on a basis that varies among the Apollo funds, partnerships and accounts. Management fees are normally based on “net asset value,” “gross assets,” “adjusted par asset value,” “adjusted cost of all unrealized portfolio investments,” “capital commitments,” “adjusted assets,” “stockholders’ equity,” “invested capital” or “capital contributions,” each as defined in the applicable management agreement. Monitoring fees, also referred to as advisory fees, with respect to the structured portfolio company investments of the funds, partnerships and accounts we manage or advise, are generally based on the total value of such structured portfolio company investments, which normally includes leverage, less any portion of such total value that is already considered in Fee-Generating AUM. • “Performance Fee-Eligible AUM” or “PFEAUM” refers to the AUM that may eventually produce performance fees. All funds for which we are entitled to receive a performance fee allocation or incentive fee are included in Performance Fee-Eligible AUM, which consists of the following: • “Performance Fee-Generating AUM”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services, that is currently above its hurdle rate or preferred return, and profit of such funds, partnerships and accounts is being allocated to, or earned by, the general partner in accordance with the applicable limited partnership agreements or other governing agreements; • “AUM Not Currently Generating Performance Fees”, which refers to invested capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment-related services that is currently below its hurdle rate or preferred return; and • “Uninvested Performance Fee-Eligible AUM”, which refers to capital of the funds, partnerships and accounts we manage, advise, or to which we provide certain other investment- related services that is available for investment or reinvestment subject to the provisions of applicable limited partnership agreements or other governing agreements, which capital is not currently part of the NAV or fair value of investments that may eventually produce performance fees allocable to, or earned by, the general partner. 31

Non-GAAP Financial Information & Definitions Cont’d • “Athene Holding” refers to Athene Holding Ltd. (together with its subsidiaries, “Athene”), a leading retirement services company that issues, reinsures and acquires retirement savings products designed for the increasing number of individuals and institutions seeking to fund retirement needs, and to which Apollo, through its consolidated subsidiary Apollo Insurance Solutions Group LLC (formerly known as Athene Asset Management LLC) (“ISG”), provides asset management and advisory services • “Athora” refers to a strategic platform established to acquire or reinsure blocks of insurance business in the German and broader European life insurance market (collectively, the “Athora Accounts”). The Company, through its consolidated subsidiary Apollo Insurance Solutions Group International LLC (formerly known as Apollo Asset Management Europe LLP) (“ISGI”), provides investment advisory services to Athora. Athora Non-Sub-Advised Assets includes the Athora assets which are managed by Apollo but not sub-advised by Apollo nor invested in Apollo funds or investment vehicles. Athora Sub-Advised includes assets which the Company explicitly sub-advises as well as those assets in the Athora Accounts which are invested directly in funds and investment vehicles Apollo manages. • “Advisory” refers to certain assets advised by Apollo Insurance Solutions Group International LLC. • “Capital deployed” or “Deployment” is the aggregate amount of capital that has been invested during a given period (which may, in certain cases, include leverage) by (i) our commitment based funds and (ii) SIAs that have a defined maturity date. • “Distributable Earnings Shares Outstanding” or “DE Shares Outstanding”, consists of total shares of Class A Common Stock outstanding, Apollo Operating Group Units and RSUs that participate in dividends. Management uses this measure in determining DE per share, FRE per share, as well as DE After Taxes and Related Payables per share. • “Dry Powder” represents the amount of capital available for investment or reinvestment subject to the provisions of the applicable limited partnership agreements or other governing agreements of the funds, partnerships and accounts we manage. Dry Powder excludes uncalled commitments which can only be called for fund fees and expenses. • “Gross IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund based on the actual timing of all cumulative fund cash flows before management fees, performance fees allocated to the general partner and certain other expenses. Calculations may include certain investors that do not pay fees. The terminal value is the net asset value as of the reporting date. Non- U.S. dollar denominated (“USD”) fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross IRR” of a private equity fund represents the cumulative investment-related cash flows (i) for a given investment for the fund or funds which made such investment, and (ii) for a given fund, in the relevant fund itself (and not any one investor in the fund), in each case, on the basis of the actual timing of investment inflows and outflows (for unrealized investments assuming disposition on December 31, 2019 or other date specified) aggregated on a gross basis quarterly, and the return is annualized and compounded before management fees, performance fees and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor.  • “Gross IRR” of a real assets fund represents the cumulative investment-related cash flows in the fund itself (and not any one investor in the fund), on the basis of the actual timing of cash inflows and outflows (for unrealized investments assuming disposition on December 31, 2019 or other date specified) starting on the date that each investment closes, and the return is annualized and compounded before management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns on the fund’s investments as a whole without regard to whether all of the returns would, if distributed, be payable to the fund’s investors. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, gross IRRs at the fund level will differ from those at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Gross IRR does not represent the return to any fund investor. • “Gross Return” of a credit or real assets fund is the monthly or quarterly time-weighted return that is equal to the percentage change in the value of a fund’s portfolio, adjusted for all contributions and withdrawals (cash flows) before the effects of management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns for credit funds are calculated for all funds and accounts in the respective strategies excluding assets for Athene, Athora and certain other entities where we manage or may manage a significant portion of the total company assets. Returns of CLOs represent the gross returns on assets. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Inflows” represents (i) at the individual segment level, subscriptions, commitments, and other increases in available capital, such as acquisitions or leverage, net of inter-segment transfers, and (ii) on an aggregate basis, the sum of inflows across the credit, private equity and real assets segments. • “Net IRR” of a credit fund and the principal finance funds within the real assets segment represents the annualized return of a fund after management fees, performance fees allocated to the general partner and certain other expenses, calculated on investors that pay such fees. The terminal value is the net asset value as of the reporting date. Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net IRR” of a private equity fund means the Gross IRR applicable to a fund, including returns for related parties which may not pay fees or performance fees, net of management fees, certain expenses (including interest incurred or earned by the fund itself) and realized performance fees all offset to the extent of interest income, and measures returns at the fund level on amounts that, if distributed, would be paid to investors of the fund. The timing of cash flows applicable to investments, management fees and certain expenses, may be adjusted for the usage of a fund’s subscription facility. To the extent that a fund exceeds all requirements detailed within the applicable fund agreement, the estimated unrealized value is adjusted such that a percentage of up to 20.0% of the unrealized gain is allocated to the general partner of such fund, thereby reducing the balance attributable to fund investors. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. 32

Non-GAAP Financial Information & Definitions Cont’d • “Net IRR” of a real assets fund represents the cumulative cash flows in the fund (and not any one investor in the fund), on the basis of the actual timing of cash inflows received from and outflows paid to investors of the fund (assuming the ending net asset value as of December 31, 2019 or other date specified is paid to investors), excluding certain non-fee and non- performance fee bearing parties, and the return is annualized and compounded after management fees, performance fees, and certain other expenses (including interest incurred by the fund itself) and measures the returns to investors of the fund as a whole.  Non-USD fund cash flows and residual values are converted to USD using the spot rate as of the reporting date. In addition, net IRR at the fund level will differ from that at the individual investor level as a result of, among other factors, timing of investor-level inflows and outflows. Net IRR does not represent the return to any fund investor. • “Net Return” of a credit or real assets fund represents the Gross Return after management fees, incentive fees allocated to the general partner, or other fees and expenses. Returns over multiple periods are calculated by geometrically linking each period’s return over time. • “Permanent Capital Vehicles” refers to (a) assets that are owned by or related to Athene or Athora, (b) assets that are owned by or related to MidCap FinCo Designated Activity Company (“MidCap”) and managed by Apollo, (c) assets of publicly traded vehicles managed by Apollo such as Apollo Investment Corporation (“AINV”), Apollo Commercial Real Estate Finance, Inc. (“ARI”), Apollo Tactical Income Fund Inc. (“AIF”), and Apollo Senior Floating Rate Fund Inc. (“AFT”), in each case that do not have redemption provisions or a requirement to return capital to investors upon exiting the investments made with such capital, except as required by applicable law and (d) a non-traded business development company from which Apollo earns certain investment-related service fees. The investment management agreements of AINV, AIF and AFT have one year terms, are reviewed annually and remain in effect only if approved by the boards of directors of such companies or by the affirmative vote of the holders of a majority of the outstanding voting shares of such companies, including in either case, approval by a majority of the directors who are not “interested persons” as defined in the Investment Company Act of 1940. In addition, the investment management agreements of AINV, AIF and AFT may be terminated in certain circumstances upon 60 days’ written notice. The investment management agreement of ARI has a one year term and is reviewed annually by ARI’s board of directors and may be terminated under certain circumstances by an affirmative vote of at least two-thirds of ARI’s independent directors. The investment management or advisory arrangements between MidCap and Apollo, Athene and Apollo and Athora and Apollo, may also be terminated under certain circumstances. • “Private Equity fund appreciation (depreciation)” refers to gain (loss) and income for the traditional private equity funds (i.e., Funds I-IX), ANRP I, II & III, Apollo Special Situations Fund, L.P., AION Capital Partners Limited (“AION”) and Apollo Hybrid Value Fund, L.P. for the periods presented on a total return basis before giving effect to fees and expenses.  The performance percentage is determined by dividing (a) the change in the fair value of investments over the period presented, minus the change in invested capital over the period presented, plus the realized value for the period presented, by (b) the beginning unrealized value for the period presented plus the change in invested capital for the period presented. Returns over multiple periods are calculated by geometrically linking each period’s return over time; • “Realized Value” refers to all cash investment proceeds received by the relevant Apollo fund, including interest and dividends, but does not give effect to management fees, expenses, incentive compensation or performance fees to be paid by such Apollo fund. • “Redding Ridge” refers to Redding Ridge Asset Management, LLC and its subsidiaries, which is a standalone, self-managed asset management business established in connection with risk retention rules that manages CLOs and retains the required risk retention interests. • “Remaining Cost” represents the initial investment of the fund in a portfolio investment, reduced for any return of capital distributed to date on such portfolio investment. • “Total Invested Capital” refers to the aggregate cash invested by the relevant Apollo fund and includes capitalized costs relating to investment activities, if any, but does not give effect to cash pending investment or available for reserves. • “Total Value” represents the sum of the total Realized Value and Unrealized Value of investments. • “Unrealized Value” refers to the fair value consistent with valuations determined in accordance with GAAP, for investments not yet realized and may include pay in kind, accrued interest and dividends receivable, if any, and before the effect of certain taxes.  In addition, amounts include committed and funded amounts for certain investments; and • “Vintage Year” refers to the year in which a fund’s final capital raise occurred, or, for certain funds, the year in which a fund’s investment period commences as per its governing agreements. 33

Forward-Looking Statements Effective September 5, 2019, Apollo Global Management, Inc. converted from a Delaware limited liability company named Apollo Global Management, LLC (“AGM LLC”) to a Delaware corporation named Apollo Global Management, Inc. (“AGM Inc.” and such conversion, the “Conversion”). This presentation includes the results for AGM LLC prior to the Conversion and the results for AGM Inc. following the Conversion. In this presentation, references to “Apollo,” “we,” “us,” “our” and the “Company” refer collectively to (a) Apollo Global Management, Inc. and its subsidiaries, including the Apollo Operating Group and all of its subsidiaries, following the Conversion and (b) AGM LLC and its subsidiaries, Apollo Operating Group and all of its subsidiaries, prior to the Conversion, or as the context may otherwise require. This presentation may contain forward-looking statements that are within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, discussions related to Apollo’s expectations regarding the performance of its business, its liquidity and capital resources and the other non-historical statements in the discussion and analysis. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, management. When used in this presentation, the words “believe,” “anticipate,” “estimate,” “expect,” “intend” and similar expressions are intended to identify forward-looking statements. Although management believes that the expectations reflected in these forward- looking statements are reasonable, it can give no assurance that these expectations will prove to have been correct. These statements are subject to certain risks, uncertainties and assumptions, including risks relating to our dependence on certain key personnel, our ability to raise new private equity, credit or real assets funds, market conditions, generally, our ability to manage our growth, fund performance, changes in our regulatory environment and tax status, the variability of our revenues, net income and cash flow, our use of leverage to finance our businesses and investments by our funds and litigation risks, among others. We believe these factors include but are not limited to those described under the section entitled “Risk Factors” in Apollo’s annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2019 and quarterly report on Form 10-Q filed with the SEC on August 6, 2019, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in other filings. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law. This presentation does not constitute an offer of any Apollo fund. 34